07.28.2017 SANTANDER CONSUMER USA HOLDINGS INC. Second Quarter 2017

2IMPORTANT INFORMATION Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions, or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as anticipates, believes, can, could, may, predicts, potential, should, will, estimates, plans, projects, continuing, ongoing, expects, intends, and similar words or phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements are not guarantees of future performance and involve risks and uncertainties that are subject to change based on various important factors, some of which are beyond our control. For additional discussion of these risks, refer to the section entitled Risk Factors and elsewhere in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed by us with the U.S. Securities and Exchange Commission (SEC). Among the factors that could cause the forward-looking statements in this presentation and/or our financial performance to differ materially from that suggested by the forward-looking statements are (a) the inherent limitations in internal controls over financial reporting; (b) our ability to remediate any material weaknesses in internal controls over financial reporting completely and in a timely manner; (c) continually changing federal, state, and local laws and regulations could materially adversely affect our business; (d) adverse economic conditions in the United States and worldwide may negatively impact our results; (e) our business could suffer if our access to funding is reduced; (f) significant risks we face implementing our growth strategy, some of which are outside our control; (g) unexpected costs and delays in connection with exiting our personal lending business; (h) our agreement with Fiat Chrysler Automobiles US LLC may not result in currently anticipated levels of growth and is subject to certain performance conditions that could result in termination of the agreement; (i) our business could suffer if we are unsuccessful in developing and maintaining relationships with automobile dealerships; (j) our financial condition, liquidity, and results of operations depend on the credit performance of our loans; (k) loss of our key management or other personnel, or an inability to attract such management and personnel; (l) certain regulations, including but not limited to oversight by the Office of the Comptroller of the Currency, the Consumer Financial Protection Bureau, the European Central Bank, and the Federal Reserve, whose oversight and regulation may limit certain of our activities, including the timing and amount of dividends and other limitations on our business; and (m) future changes in our relationship with Banco Santander that could adversely affect our operations. If one or more of the factors affecting our forward-looking information and statements proves incorrect, our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements. Therefore, we caution the reader not to place undue reliance on any forward- looking information or statements. The effect of these factors is difficult to predict. Factors other than these also could adversely affect our results, and the reader should not consider these factors to be a complete set of all potential risks or uncertainties. Any forward-looking statements only speak as of the date of this document, and we undertake no obligation to update any forward-looking information or statements, whether written or oral, to reflect any change, except as required by law. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

3 » Net income of $265 million, or $0.74 per diluted common share » Includes $41 million, or $0.11 per diluted common share, due to lower effective tax rate » $14 million, or $0.04 per share is attributable to Q2 2017 » Announced proposed dividend payments of $0.03 per share in Q4 2017 and $0.05 per share in Q1 and Q2 of 2018 » Total auto originations of $5.5 billion, up 1% year-over-year » Chrysler Capital1 penetration rate increased to 20%, from 19% the prior quarter » Net finance and other interest income of $1.1 billion, down 6% year-over-year » Net leased vehicle income of $131 million, up 5% year-over-year » Return on average assets of 2.7%, down from 3.0% in Q2 2016 » CET1 ratio of 14.3%, up 170 bps year-over-year » Executed second Banco Santander flow transaction totaling $536 million » Issued $2.3 billion in securitizations, including first public DRIVE securitization Q2 2017 HIGHLIGHTS Driving towards long-term success by delivering value to shareholders while focusing on disciplined underwriting, compliance and being Simple, Personal and Fair 1 Chrysler Capital is a dba of Santander Consumer USA

ECONOMIC INDICATORS

4

ORIGINATIONS

U.S. Auto Sales[1]
Units in Millions


Max 18.3
16.4
Min 9.0
Jun-07
Jun-08
Jun-09
Jun-10
Jun-11
Jun-12
Jun-13
Jun-14
Jun-15
Jun-16
Jun-17

Consumer Confidence[2]
Index Q1 1966=100


Max 98.5
95.1
Min 55.3
Jun-07
Jun-08
Jun-09
Jun-10
Jun-11
Jun-12
Jun-13
Jun-14
Jun-15
Jun-16
Jun-17

CREDIT

U.S. GDP[3]
YOY%


Max 3.2%
1.4%
Min -4.1%
Mar-07
Mar-08
Mar-09
Mar-10
Mar-11
Mar-12
Mar-13
Mar-14
Mar-15
Mar-16
Mar-17

U.S. Unemployment Rate[4]
%


Max 10.0%
4.4%
Min 4.0%
Jun-07
Jun-08
Jun-09
Jun-10
Jun-11
Jun-12
Jun-13
Jun-14
Jun-15
Jun-16
Jun-17

[1] St. Louis Fed Research
[2] University of Michigan
[3] Bloomberg
[4] Bureau of Labor Statistics

Santander
CONSUMER USA

5 47.8% 44.1% 59.9% 53.9% 35% 40% 45% 50% 55% 60% 65% 70% Jun-13 Jun-14 Jun-15 Jun-16 Jun-17 SC Auction Only Recovery Rate SC Auction Plus Recovery Rate (Quarterly) 6.4% Max 13.3% Min 2.8% May-07 May-09 May-11 May-13 May-15 May-17 Subprime 4.3% Max 5.4% Min 1.6% May-07 May-09 May-11 May-13 May-15 May-17 Subprime 85 90 95 100 105 110 115 120 110 115 120 125 130 135 Jun-12 Jun-13 Jun-14 Jun-15 Jun-16 Jun-17 Manheim (Left Axis) NADA (Right Axis) AUTO INDUSTRY ANALYSIS Used Vehicle Indices1 Manheim: Seasonally Adjusted NADA: Not Seasonally Adjusted SC Recovery Rates2 Industry Net Loss Rates3 SE V ER IT Y CRE D IT Industry 60+ Day Delinquency Rates3 1 Manheim, Inc.; Indexed to a basis of 100 at 1995 levels; National Automotive Dealers Association (NADA) 2 Auction Only - includes all auto-related recoveries including inorganic/purchased receivables from auction lanes only 2 Auction Plus – Per the financial statements includes insurance proceeds, bankruptcy/deficiency sales, and timing impacts 3 Standard & Poor’s Rating Services (ABS Auto Trust Data – two-month lag on data, as of May 31, 2017)

6 VEHICLE FINANCE LEVERAGING TECHNOLOGY IS INTEGRAL TO THE FOUR PILLARS OF OUR FOCUSED BUSINESS MODEL FOCUSED BUSINESS MODEL DISCIPLINED APPROACH TO MARKET SIMPLE, PERSONAL, FAIR APPROACH WITH CUSTOMERS, EMPLOYEES AND ALL CONSTITUENCIES SERVICED FOR OTHERS FUNDING AND LIQUIDITY CULTURE OF COMPLIANCE

7DIVERSIFIED UNDERWRITING ACROSS FULL CREDIT SPECTRUM Auto origination increases (YoY) in nonprime while the prime environment remains highly competitive ($ in Millions) Q2 2017 Q1 2017 Q2 2016 QoQ YoY Total Core Retail Auto 2,254$ 2,198$ 1,654$ 3% 36% Chrysler Capital Loans (<640)1 948 833 857 14% 11% Chrysler Capital Loans (≥640)1 854 755 1,212 13% (30%) Total Chrysler Capital Retail 1,802$ 1,588$ 2,069$ 13% (13%) Total Leases2 1,427 1,602 1,697 (11%) (16%) T t l Auto Originations 5,483$ 5,388$ 5,420$ 2% 1% Total Personal Lending 6 - 9 N/A (33%) Total Originations 5,489$ 5,388$ 5,429$ 2% 1% Asset Sales 566$ 931$ 659$ (39%) (14%) Average Managed Assets 50,436$ 51,230$ 53,237$ (2%) (5%) Three Months Ended Originations % Variance 1 Approximate FICOs 2 Includes nominal capital lease originations

8 3% 2% 2% 2% 2% 13% 12% 11% 12% 12% 12% 13% 15% 18% 17% 20% 23% 24% 25% 24% 13% 14% 15% 13% 13% 40% 35% 32% 30% 33% 2Q16 3Q16 4Q16 1Q17 2Q17 Originations by Credit (RIC1 only) ($ in millions) >640 600-640 540-599 <540 No FICO Commercial DIVERSIFIED UNDERWRITING ACROSS FULL CREDIT SPECTRUM  Originations <640 increased by approximately $500 million YoY  Prime environment remains highly competitive  Higher proportion of used vehicles originated in 2017, in- line with increased nonprime originations  Average loan balances on originations down YoY, reflecting larger percentage of used vehicles Average loan balance in dollars $21,929 $21,482 $21,488 $20,193 $20,816 $3,723 $3,861 $3,553 $4,055$3,786 2 $2,737 $2,229 57% 56% 53% 47% 48% 43% 44% 47% 53% 52% 2Q16 3Q16 4Q16 1Q17 2Q17 New/Used Originations ($ in millions) Used New $3,723 $3,861 $3,553 $4,055$3,786 1 RIC; Retail Installment Contract 2 Loans to commercial borrowers; no FICO score obtained

9  Significant opportunity in prime originations  Banco Santander flow agreement  FCA has sold more than 2 million units annually since 2014  June 2017 penetration rate of 20% vs. 19% as of March 2017 Accomplishments and Improvements  SC is the largest finance provider for FCA  FCA and SC’s relationship provides a unique offering for nonprime consumers in comparison to other original equipment manufacturers  Completed national roll out of dealer VIP program with more than 2,500 dealerships participating  The VIP program is leading to an increase in applications and funding without impacting underwriting standards  Through Santander Bank N.A. (“SBNA”), SC has increased dealer receivable originations (“floorplan”) ~3% compared to 2016 YTD CHRYSLER CAPITAL 1 FCA filings; sales as reported on 07/03/2017 SC continues to work strategically and collaboratively with FCA to further strengthen the relationship and create value within the Chrysler Capital program 0.84 0.92 1.04 1.09 1.14 1.07 1.64 1.80 2.11 2.26 2.25 2012 2013 2014 2015 2016 2017 YTD FCA Sales1 (units in millions) YTD Full Year

10 Total Flow Programs 659 794 477 931 566 CCART 904  Recent decrease in total balance related to lower prime originations and lower asset sales  Growth in SFO remains dependent upon Chrysler Capital penetration and FCA prime originations SERVICED FOR OTHERS (SFO) PLATFORM Composition at 6/30/2017 RIC 84% Leases 9% RV/Marine 7% Total 100% Serviced for Others Balances (End of Period)  Second Banco Santander flow transaction of $536 million *Sales with retained servicing during period $13,034 $12,157 $11,945 $11,015 $9,881 2Q16 3Q16 4Q16 1Q17 2Q17 $ in Millions

11Q2 2017 FINANCIAL RESULTS June 30, 2017 March 31, 2017 June 30, 2016 QoQ YoY Interest on finance receivables and loans 1,232,252$ 1,209,186$ 1,271,741$ 2% (3%) Net leased vehicle income 131,040 128,062 125,218 2% 5% Other finance and interest income 5,205 3,825 3,890 36% 34% Interest expense 233,371 227,089 198,594 3% 18% Net finance and other interest income 1,135,126$ 1,113,984$ 1,202,255$ 2% (6%) Provision for credit losses 520,555 635,013 511,921 (18%) 2% Profit sharing 8,443 7,945 17,846 6% (53%) Total other income 24,395 55,480 37,302 (56%) (35%) Total operating expenses 282,415 305,078 272,227 (7%) 4% Income before tax 348,108$ 221,428$ 437,563$ 57% (20%) Income tax expense 83,433 78,001 154,218 7% (46%) Net income 264,675$ 143,427$ 283,345$ 85% (7%) Diluted EPS ($) 0.74$ 0.40$ 0.79$ 85% (6%) Average total assets 39,216,971$ 38,901,686$ 38,089,236$ 1% 3% Average managed assets 50,435,958$ 51,229,729$ 53,237,279$ (2%) (5%) Three Months Ended (Unaudited, Dollars in Thousands, except per share) % Variance

12 June 30, 2017 March 31, 2017 June 30, 2016 QoQ YoY Interest on finance receivables and loans 1,143,383$ 1,116,737$ 1,190,499$ 2% (4%) Net leased vehicle income 131,040 128,062 125,218 2% 5% Other finance and interest income 5,205 3,825 3,891 36% 34% Interest expense 221,078 215,076 188,546 3% 17% Net finance and other interest income 1,058,550$ 1,033,548$ 1,131,062$ 2% (6%) Provision for credit losses 519,388 627,038 511,921 (17%) 1% Profit sharing 8,299 8,187 13,945 1% (40%) Investment (losses), net (9,880) (11,760) (6,010) (16%) 64% Servicing fee income 31,953 31,684 42,988 1% (26%) Fees, commissions and other 32,412 49,455 45,345 (34%) (29%) Total other income 54,469$ 69,379$ 82,323$ (21%) (34%) Average gross individually acquired RICs 28,202,716$ 28,200,907$ 29,015,183$ 0% (3%) Average gross operating leases 10,380,491$ 9,849,077$ 9,612,953$ 5% 8% Average Serviced for Others 10,342,125$ 11,368,726$ 13,710,985$ (9%) (25%) Three Months Ended (Unaudited, Dollars in Thousands) % Variance Q2 2017 EXCLUDING PERSONAL LENDING *Additional details can be found in Appendix

13

TOTAL OTHER INCOME

- SC's strategy is to price loans sold under flow agreements close to par, with minimal investment gains (losses), to generate further growth in the serviced for others platform and drive increased fee income
- Beginning in Q4 2015, net investment gains (losses) include the impact of personal lending assets
  - Customer defaults, as part of LOCM adjustments on the personal lending portfolio designated as held for sale, are recognized through net investment gains (losses)
  - Seasonal balances will impact magnitude of LOCM adjustments; this quarter included lower LOCM adjustments driven by seasonal decreases in the personal lending portfolio

	Three Months Ended (Unaudited, Dollars in Thousands)				
	30-Jun-16	30-Sep-16	31-Dec-16	31-Mar-17	30-Jun-17
Reported Total Other Income (Loss)	$ 37,302	$ 26,682	$ (47,996)	$ 55,480	$ 24,395
Reported Investment (Losses), Net	$ (101,309)	$ (106,050)	$ (168,344)	$ (76,399)	$ (99,522)
Add back:					
Personal Lending LOCM Adjustments	94,767	95,646	150,083	64,639	89,642
Other[1]	7,330	6,639	8,130	878	7,701
Normalized Investment Gains (Losses), Net[2]	**$ 788**	**$ (3,765)**	**$ (10,131)**	**$ (10,882)**	**$ (2,179)**
Servicing Fee Income	42,988	32,205	32,205	31,684	31,953
Fees, Commissions, and Other[3]	95,623	88,143	88,143	100,195	91,964
Normalized Total Other Income[2]	**$ 139,399**	**$ 116,583**	**$ 110,217**	**$ 120,997**	**$ 121,738**
Customer Default Activity	**97,169**	**114,477**	**116,113**	**111,199**	**103,703**
Fair Value Discount	**(2,402)**	**(18,831)**	**33,970**	**(46,560)**	**(14,061)**

Denotes quarters with CCART sales

[1] Other represents gains, losses and impairments
[2] Normalized Investment Gains (Losses), Net and Normalized Total Other Income; Non-GAAP measures
[3] Fees, commissions and Other includes fee income from the personal lending and auto portfolios

Santander CONSUMER USA

14CREDIT QUALITY: VINTAGE LOSS PERFORMANCE 2016 vintage continues to outperform the 2015 vintage on a gross and net loss basis 4.9% 5.8% 5.3% 4.4% 4.6% 4.8% 5.0% 5.2% 5.4% 5.6% 5.8% 6.0% 2014 2015 2016 Full-Year Vintage Performance1, Net Losses2 9.3% 10.5% 9.5% 8.6% 8.8% 9.0% 9.2% 9.4% 9.6% 9.8% 10.0% 10.2% 10.4% 10.6% 2014 2015 2016 Full-Year Vintage Performance1, Gross Losses *Retained originations only 1 Full-Year vintage describes January through December vintage performance through the end of the following June (for each respective year), up to 18 months of performance 2 SC’s financial statements reflect auction fees in repossession expense, whereas these fees are included in the net loss figures as shown above; Non-GAAP measure

15 $512 $610 $686 $635 $521 12.6% 12.4% 12.6% 12.7% 12.6% 12.2% 12.3% 12.4% 12.5% 12.6% 12.7% 12.8% $0 $100 $200 $300 $400 $500 $600 $700 $800 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Provis ion Expense and Allowance Ratio ($ in mi llions) Provision for credit losses Allowance Ratio $3,453 $3,458$199 $101 $35 $330 $3,000 $3,100 $3,200 $3,300 $3,400 $3,500 $3,600 $3,700 $3,800 $3,900 Q1 2017 New Volume TDR Migration Performance Adjustment Liquidations & Other Q2 2017 Q1 2017 to Q2 2017 ALLL Reserve Walk2 ($ in mi llions) PROVISION AND RESERVES  Allowance to loans ratio decreased 10 bps to 12.6% QoQ  Provision for credit losses increased $9 million YoY  QoQ allowance increased $5 million  New volume and TDR migration1 were offset by liquidations and other 1 TDR migration – the allowance for assets classified as TDRs or “troubled debt restructuring” takes into consideration expected lifetime losses, typically requiring additional coverage 2 Explanation of quarter over quarter variance are estimates

16 14.9% 18.4% 19.0% 18.1% 16.4% 6.0% 9.3% 9.9% 8.8% 7.5% 60% 49% 48% 51% 54% 0% 10% 20% 30% 40% 50% 60% 70% 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 14.00% 16.00% 18.00% 20.00% Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Credit: Individually Acquired Retail Installment Contracts, Held for Investment Gross Charge- off Ratio Net Charge-off Ratio Recovery Rate (as % of recorded investment) 8.9% 9.2% 10.0% 7.3% 9.3% 4.2% 4.6% 5.1% 3.8% 4.7% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Delinquency: Individually Acquired Retail Installment Contracts, Held for Investment 31-60 61+DELINQUENCY AND LOSS  YoY delinquency increased for each delinquency bucket primarily driven by slower portfolio growth  YoY gross loss increased 150 basis points  Net charge-off primary drivers:  Lower recovery rate  Slower portfolio growth  Acceleration of bankruptcy related charge-offs1  Recovery rates and net losses in Q2 2016 benefited by proceeds from bankruptcy and deficiency sales2 1 These bankruptcy related charge offs are primarily timing related and would have likely otherwise occurred in future quarters, as such not changing SC's overall view of vintage losses 2 Excluding bankruptcy and deficiency sales, recovery rates would have been 59%

17 $412 $513 $29 $62 $10 Q2 2016 Portfolio Aging and Mix Shift Recovery Rate Other Q2 2017 Q2 2016 to Q2 2017 Net Charge-Off Walk ($ in millions) CREDIT QUALITY: LOSS DETAIL  Decline in recovery rate primarily driven by lower auction proceeds per unit  2015 vintage represents largest portion of gross losses, and second largest portion of net losses  “Other” includes $25 million of write-downs on loans in bankruptcy1 which were accelerated into Q2 2017 1 These bankruptcy related charge offs are primarily timing related and would have likely otherwise occurred in future quarters, as such not changing SC's overall view of vintage losses

18EXPENSE MANAGEMENT  Operating expenses totaled $282 million, an increase of 4% versus the same quarter last year, driven by continued investment in compliance and control functions $53,237 $52,675 $52,039 $51,230 $50,436 $272 $284 $296 $305 $282 2.0% 2.2% 2.3% 2.4% 2.2% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% $2 $10,002 $20,002 $30,002 $40,002 $50,002 $60,002 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Average Managed Assets ($ millions) Total Expenses ($ millions) Expense Ratio

19 4.2 4.9 5.7 5.0 Q1 2017 Q2 2017 Unused Used  $18.4 billion in commitments from 14 lenders  50% unused capacity on revolving lines at Q2 2017 FUNDING AND LIQUIDITY Total committed liquidity of $42.1 billion at the end Q2 2017, up 2% from $41.4 billion at the end of Q1 2017 Asset-Backed Securities ($ Billions) Private Financings ($ Billions) Banco Santander & Subsidiaries ($ Billions) Asset Sales ($ Billions)  Executed 2 securitizations in Q2 2017 totaling $2.3 billion  Upgrade of 18 ABS tranches by Fitch and S&P across multiple platforms, positively impacting more than $2.2 billion in securities  $7.7 billion in total commitments  70% unused capacity at Q2 2017  Executed second Banco Santander flow transaction in Q2 2017 Amortizing Revolving 9.9 9.9 7.0 14.8 15.3 Q1 2017 Q2 2017 7.7 8.9 8.5 Q1 2017 Q2 2017 0.9 0.6 Q1 2017 Q2 2017 2.9 2.3 4.1 5.4 Q1 2017 Q2 2017 Unused Used

20 12.6% 13.1% 13.4% 13.8% 14.3% 12.4% 13.0% 13.4% 13.6% 14.1% Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017 CET1 TCE/TA CONSISTENT CAPITAL GENERATION 1 Common Equity Tier 1 (CET1) Capital Ratio begins with stockholders’ equity and then adjusts for AOCI, goodwill/intangibles, DTAs, cash flow hedges and other regulatory exclusions over risk- weighted assets; Non-GAAP measure 2Tangible common equity to tangible assets is defined as the ratio of Total equity, excluding Goodwill and intangible assets, to Total assets, excluding Goodwill and intangible assets; Non-GAAP measure, reconciliation in Appendix 1 2 SC has exhibited a strong ability to generate earnings and capital, while growing assets. Current CET1 ratio in excess of required 12.5% based on most recent CCAR stress results. Tangible Assets $38,383 $38,665 $38,432 $38,956 $39,401 Tangible Common Equity $4,769 $5,011 $5,132 $5,313 $5,572 $ in millions

APPENDIX

22SC’S CONSUMER CENTRIC APPROACH  Approach to income verification is to require documentation or other means of verification modeled around a risk-based strategy  The performance of the verified income population is similar to the non-verified income population  SC leverages third-party data and other information to complement income verification efforts  Know your customer (KYC), income outlier reports, other third party information and data sources  These other validation methods provide additional controls, checks and balances, creating additional elements to risk-based pricing such as maximum monthly payment and loan-to-value limits, or help identify any potential inaccuracies identified in the customer’s application or during the loan origination process  Another critical step in SC’s approach to credit is its ongoing review process after a loan has been funded. This process feeds information back into originations as we continue to improve our ability to set consumers up for success:  Welcome call attempts to 100% of customers  Customer assistance in events of hardship, such as temporary reductions in payment or loan extensions  Dealer Performance Management Program (DPM)  SC monitors its dealers on an ongoing basis to determine whether a dealer should be placed in an enhanced monitoring environment, which may include additional stipulations, such as verifications of income and employment  Dealers are assigned a DPM level based on certain quantitative portfolio metrics as well as qualitative behavior triggers, such as consumer complaints, negative media and fair lending monitoring  Stipulations vary by DPM severity level  Complaints management and data mining, financial literacy, continuous improvement and enhanced training Income Verification | Other Validation Methods Consumer Practices Ongoing Review Process Setting up the consumer for success and ensuring a customer’s ability to repay are (1) part of an effective consumer practices program and (2) directly tied to our financial success

23  Dealer performance was monitored by Risk Management quarterly  SC focused on quantitative metrics including loss performance versus expectations DEALER PERFORMANCE MANAGEMENT TIMELINE 2013  SC further enhanced dealer oversight to include qualitative metrics such as negative media, false documents and consumer complaints  If dealers breach any of the qualitative or quantitative metrics and performance does not improve, SC may terminate the dealership. In 2015 and 2016, more than 800 dealerships were terminated for performance-related issues 2016  Dealer Services department formed, which today has approximately 90 employees responsible for dealer oversight and management2015  Monthly Dealer Performance Management (DPM) process was created  SC enhanced dealer oversight to include other quantitative metrics such as delinquency and early payment default trends 2014

24SANTANDER CONSUMER USA HOLDINGS INC. • Santander Consumer USA Holdings Inc. (NYSE:SC) (“SC”) is approximately 58.7%1 owned by Santander Holdings USA, Inc. (“SHUSA”), a wholly-owned subsidiary of Banco Santander, S.A. (NYSE:SAN) • On July 3, 2015, SHUSA elected to exercise its right to purchase all of the shares of SC common stock owned by DDFS LLC2, subject to regulatory approval and applicable law ▪ SC is a full-service, technology-driven consumer finance company focused on vehicle finance, third-party servicing and providing superior customer service • Historically focused on nonprime markets; established presence in prime and lease ▪ Approximately 4,900 full-time, 60 part-time and 1,500 vendor-based employees across multiple locations in the U.S. and the Caribbean ▪ Our strategy is to leverage our efficient, scalable technology and risk infrastructure and data to underwrite, originate and service profitable assets while treating employees, customers and all stakeholders in a simple, personal and fair manner ▪ Unparalleled compliance and responsible practices focus ▪ Continuously optimizing the mix of assets retained vs. assets sold and serviced for others ▪ Presence in prime markets through Chrysler Capital ▪ Efficient funding through key third-party relationships, secondary markets and Santander ▪ Solid capital base Overview Strategy 1 As of June 30, 2017 2 DDFS LLC is an entity owned by SC’s former Chairman and Chief Executive Officer, Tom Dundon. This purchase would result in SHUSA owning approximately 68.4% of SC.

25

COMPANY ORGANIZATION


Banco Santander, S.A. Spain
Other Subsidiaries
100% Ownership
Santander Holdings USA, Inc. ("SHUSA')
Santander Bank, N.A.
Other Subsidiaries
DDFS LLC[1] and Tom Dundon
~9.7% Ownership
~58.7% Ownership
Other Management
Santander Consumer USA Holdings Inc. ("SC")
Public Shareholders
~31.6% Ownership

*Ownership percentages are approximates as of June 30 2017

[1] On July 3, 2015, SHUSA elected to exercise the right to purchase shares of SC common stock owned by DDFS LLC, an entity owned by former Chairman and Chief Executive Officer, Thomas Dundon, subject to regulatory approval and applicable law. This purchase would result in SHUSA owning approximately 68.4% of SC.

Santander CONSUMER USA

26

Q2 2017 EXCLUDING PERSONAL LENDING DETAIL

As of and for the Three Months Ended
(Unaudited, Dollars in Thousands)

	June 30, 2017			March 31, 2017			June 30, 2016		
	Total	Personal Lending	Excluding Personal Lending	Total	Personal Lending	Excluding Personal Lending	Total	Personal Lending	Excluding Personal Lending
Interest on finance receivables and loans	$ 1,232,252	$ 88,869	$ 1,143,383	$ 1,209,186	$ 92,449	$ 1,116,737	$ 1,271,740	$ 81,241	$ 1,190,499
Net leased vehicle income	131,040	-	131,040	128,062	-	128,062	125,218	-	125,218
Other finance and interest income	5,205	-	5,205	3,825	-	3,825	3,891	-	3,891
Interest expense	233,372	12,293	221,078	227,089	12,013	215,076	198,594	10,048	188,546
Net finance and other interest income	$ 1,135,126	$ 76,576	$ 1,058,550	$ 1,113,984	$ 80,436	$ 1,033,548	$ 1,202,254	$ 71,193	$ 1,131,062
Provision for credit losses	520,555	1,167	519,388	635,013	7,975	627,038	511,921	-	511,921
Profit sharing	8,443	143	8,299	7,945	(242)	8,187	17,847	3,902	13,945
Investment (losses), net	(99,522)	(89,642)	(9,880)	(76,399)	(64,639)	(11,760)	(101,309)	(95,299)	(6,010)
Servicing fee income	31,953	-	31,953	31,684	-	31,684	42,988	-	42,988
Fees, commissions and other	91,964	59,552	32,412	100,195	50,740	49,455	95,623	50,278	45,345
Total other income	$ 24,394	$ (30,075)	$ 54,469	$ 55,480	$ (13,899)	$ 69,379	$ 37,301	$ (45,021)	$ 82,323
Average gross individually acquired retail installment contracts	$ 28,202,716	-		$ 28,200,907	-		$ 29,015,183	-	
Average gross personal loans	-	$ 1,402,416		-	$ 1,488,665		-	$ 1,376,633	
Average gross operating leases	$ 10,380,491	-		$ 9,849,077	-		$ 9,612,953	-	
Average Serviced for Others	$ 10,342,125	-		$ 11,368,726	-		$ 13,710,985	-	

Santander CONSUMER USA

27HELD FOR INVESTMENT CREDIT TRENDS Retail Installment Contracts1 1Held for investment at end of period; excludes assets held for sale 2.6% 1 2.6% 22. 9% 31. 2% 17. 4% 13. 3% 3.3% 12 .4% 22. 2% 31. 1% 17. 2% 13. 8% 3.1% 12 .2% 22. 1% 31. 4% 17. 4% 13. 8% 2.8% 1 2.0% 22. 3% 31. 7% 17. 4% 13. 8% 2.5% 1 1.9% 22. 4% 31. 9% 17. 3% 14. 0% Commercial Unknown <540 540-599 600-639 >=640 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017

28CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited, dollars in thousands) June 30, 2017 December 31, 2016 Assets Cash and cash equivalents $ 341,412 $ 160,180 Finance receivables held for sale, net 2,123,103 2,123,415 Finance receivables held for investment, net 23,634,914 23,481,001 Restricted cash 2,756,879 2,757,299 Accrued interest receivable 330,710 373,274 Leased vehicles, net 9,285,718 8,564,628 Furniture and equipment, net 71,432 67,509 Federal, state and other income taxes receivable 97,282 87,352 Related party taxes receivable 467 1,087 Goodwill 74,056 74,056 Intangible assets, net 32,242 32,623 Due from affil iates 23,146 31,270 Other assets 736,121 785,410 Total assets $ 39,507,482 $ 38,539,104 Liabilities and Equity Liabilities: Notes payable — credit facil ities $ 5,624,440 $ 6,739,817 Notes payable — secured structured financings 23,747,907 21,608,889 Notes payable — related party 2,276,179 2,975,000 Accrued interest payable 32,743 33,346 Accounts payable and accrued expenses 335,807 379,021 Deferred tax liabilities, net 1,419,820 1,278,064 Due to affil iates 60,467 50,620 Other l iabilities 331,386 235,728 Total l iabilities $ 33,828,749 $ 33,300,485 Equity: Common stock, $0.01 par value 3,595 3,589 Additional paid-in capital 1,664,903 1,657,611 Accumulated other comprehensive income (loss), net 27,860 28,259 Retained earnings 3,982,375 3,549,160 Total stockholders’ equity $ 5,678,733 $ 5,238,619 Total l iabilities and equity $ 39,507,482 $ 38,539,104

29CONDENSED CONSOLIDATED INCOME STATEMENTS June 30, June 30, 2017 2016 Interest on finance receivables and loans $ 1,232,252 $ 1,271,741 Leased vehicle income 429,264 368,358 Other finance and interest income 5,205 3,890 Total finance and other interest income $ 1,666,721 $ 1,643,989 Interest expense 233,371 198,594 Leased vehicle expense 298,224 243,140 Net finance and other interest income $ 1,135,126 $ 1,202,255 Provision for credit losses 520,555 511,921 Net finance and other interest income after provision for credit losses $ 614,571 $ 690,334 Profit sharing 8,443 17,846 Net finance and other interest income after provision for credit losses and profit sharing $ 606,128 $ 672,488 Investment (losses), net (99,522) (101,309) Servicing fee income 31,953 42,988 Fees, commissions, and other 91,964 95,623 Total other income $ 24,395 $ 37,302 Compensation expense 127,894 123,344 Repossession expense 67,269 68,351 Other operating costs 87,252 80,532 Total operating expenses $ 282,415 $ 272,227 Income before income taxes 348,108 437,563 Income tax expense 83,433 154,218 Net income $ 264,675 $ 283,345 Net income per common share (basic) $ 0.74 $ 0.79 Net income per common share (diluted) $ 0.74 $ 0.79 Weighted average common shares (basic) 359,461,407 358,218,378 Weighted average common shares (diluted) 359,828,690 359,867,806 For the Three Months Ended (Unaudited, dollars in thousands, except per share amounts)

RECONCILIATION OF NON-GAAP MEASURES

30

(Unaudited, dollars in thousands)	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Total equity	$ 5,678,733	$ 5,418,998	$ 5,238,619	$ 5,117,657	$ 4,876,712
Deduct: Goodwill and intangibles	106,298	106,331	106,679	107,084	107,737
Tangible common equity	$ 5,572,435	$ 5,312,667	$ 5,131,940	$ 5,010,573	$ 4,768,975
Total assets	$ 39,507,482	$ 39,061,940	$ 38,539,104	$ 38,771,636	$ 38,490,611
Deduct: Goodwill and intangibles	106,298	106,331	106,679	107,084	107,737
Tangible assets	$ 39,401,184	$ 38,955,609	$ 38,432,425	$ 38,664,552	$ 38,382,874
Equity to assets ratio	14.4%	13.9%	13.6%	13.2%	12.7%
Tangible common equity to tangible assets	14.1%	13.6%	13.4%	13.0%	12.4%
Total equity	$ 5,678,733	$ 5,418,998	$ 5,238,619	$ 5,117,657	$ 4,876,712
Deduct: Goodwill and other intangible assets, net of deferred tax liabilities	177,619	182,156	186,930	191,848	196,962
Deduct: Accumulated other comprehensive income, net	27,860	35,504	28,259	(26,598)	(50,766)
Tier 1 common capital	$ 5,473,254	$ 5,201,338	$ 5,023,430	$ 4,952,407	$ 4,730,516
Risk weighted assets (a)	$ 38,368,928	$ 37,799,513	$ 37,432,700	$ 37,828,982	$ 37,460,349
Common Equity Tier 1 capital ratio (b)	14.3%	13.8%	13.4%	13.1%	12.6%

(a) Under the banking agencies' risk-based capital guidelines, assets and credit equivalent amounts of derivatives and off-balance sheet exposures are assigned to broad risk categories. The aggregate dollar amount in each risk category is multiplied by the associated risk weight of the category. The resulting weighted values are added together with the measure for market risk, resulting in the Company's and the Bank's total Risk weighted assets

(b) CET1 is calculated under Basel III regulations required as of January 1, 2015.

Santander CONSUMER USA